EXHIBIT 10.8

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of                          , 2004, among Sunstone Hotel Investors, Inc., a Delaware corporation (the “Company”), Sunstone Hotel Investors, L.L.C. a Delaware limited liability company (“Sunstone Hotel Investors”), Sunstone/WB Hotel Investors IV, LLC, a Delaware limited liability company (“Sunstone/WB Hotel Investors IV”), WB Hotel Investors, LLC, a Delaware limited liability company (“WB Hotel Investors”) and Sunstone/WB Manhattan Beach, LLC, a Delaware limited liability company (“Sunstone/WB Manhattan Beach”). Each of Sunstone Hotel Investors, Sunstone/WB Hotel Investors IV, WB Hotel Investors and Sunstone/WB Manhattan Beach is referred to as an “Investor” and they are collectively referred to as the “Investors”.

WHEREAS, concurrently with the execution of this Agreement, the Company will effect an initial public offering of shares of its common stock; and

WHEREAS, the parties desire to provide the Investors with certain registration rights.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate”: with regard to a Person, a Person that controls, is controlled by, or is under common control with, such original Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and controlled” have meanings correlative to the foregoing.

“Closing Price”: the reported last sale price of the Shares on the New York Stock Exchange Composite Tape.

“Commission”: the Securities and Exchange Commission or any other applicable Federal agency at the time administering the Securities Act.

“Company”: as defined in the preamble, and shall include, where the context requires any Person into which the Company is merged or with which the Company is consolidated.

“Demand Registration”: an effective registration pursuant to a request made by the Investors pursuant to Section 2.1.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Membership Units”: any membership interests in Sunstone Hotel Partnership, LLC, a Delaware limited liability company.

“Overhang Risk”: a substantial risk that the sale of some or all of the Shares sought to be sold will substantially reduce the proceeds or price per Share to be derived from the sale.

“Person”: an individual, partnership, corporation, company (including a limited liability company), trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Resale Rules”: as defined in Section 3.3.

“Securities Act”: the Securities Act of 1933, as amended.

“Shares”: the shares of common stock of the Company owned or issuable upon conversion of Membership Units owned by the Investors on the date of this Agreement, and any other securities that subsequently may be issued or issuable by the Company as a result of a stock split or dividend or other similar transaction involving the Shares and any securities into which the Shares may thereafter be changed or exchanged as a result of the reincorporation of the Company or merger, consolidation, recapitalization or other similar transaction.

“Shelf Registration”: an effective registration under Rule 415 of the Securities Act pursuant to Section 2.3.

“Violation”: as defined in Section 3.2(a).

2.	REGISTRATION RIGHTS.

2.1 Demand Registration. Subject to any applicable lockup or standstill agreement to which the Company or any Investor is a party, from and after the date hereof and until                          , 2005 (and for such additional period during which the Company fails to file or maintain a Shelf Registration pursuant to Section 2.3), the Investors may request the Company to register the resale of the Investors’ Shares pursuant to an underwritten offering. The Investors shall be entitled to one Demand Registration, provided that the Investors continue to own at least $50 million of Shares (based on the Closing Price) on the date the registration is requested.

2.2 Option to Acquire. In the event that the Company has received a request for a Demand Registration pursuant to Section 2.1, the Company shall have the option, for a period of 30 days from the date of the request, to acquire all of the Shares sought to be included in the Demand Registration at a per share price equal to the average Closing Price of the Shares during the 20-day period beginning 10 days prior to receipt of the request and ending 10 days thereafter. The Investors shall have the absolute right to withdraw their request for a Demand Registration at any time prior to the expiration of such 20-day period. In the event that the Company elects not to purchase all of the Shares covered by the request, the Company shall proceed with the registration of the Shares pursuant to this Article 2.

2.3 Shelf Registration. From and after                          , 2005, the Company shall register the resale of the Investors’ Shares pursuant to Rule 415 under the Securities Act. Following the effectiveness of the registration statement, the Investors shall be entitled, upon at least 30 days’ (in the case of an underwritten offering) or 2 business days’ (in all other cases) prior written notice to the Company, to sell such number of Shares as are then registered pursuant to such registration statement. The Investors shall also give the Company prompt written notice of the consummation of such sale. The Investors shall not have the right to cause the Company to register their Shares under this Section 2.3 if the number of Shares requested to be so registered may be immediately sold pursuant to the Resale Rules. The Company’s obligation to maintain the effectiveness of such registration statement shall terminate at such time as the Investors’ Shares are freely tradeable pursuant to the Resale Rules.

2.4 Company’s Ability to Postpone. The Company shall have the privilege to postpone the filing or effectiveness of a registration statement under Section 2.1 and 2.3 and each proposed sale of Shares by the Investors under an effective registration statement, for a reasonable period of time (not exceeding 90 days) if the Company furnishes the Investors with a certificate signed by the Chief Executive Officer of the Company stating that the Company’s board of directors (not including directors affiliated with the Investors), in its good faith judgment, has determined that effecting the registration or sale at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company; provided, however, that notwithstanding anything herein to the contrary, the Company shall only be entitled to exercise its rights under this Section 2.4 on two occasions during any 12-month period.

2.5 Registration Procedures. If and whenever the Company is required by any of the provisions of this Article 2 to effect the registration of any of the Shares under the Securities Act, the Company shall:

(a) prepare and file with the Commission a registration statement with respect to such Shares and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the Shares so registered;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Shares covered by such registration statement whenever the Investors shall desire to sell or otherwise dispose of the same;

(c) furnish to the Investors such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investors may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

(d) use its reasonable efforts to register and qualify the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Investors shall reasonably request, and do any and all other acts and things reasonably requested by the Investors to assist them to consummate the public sale or other disposition in such jurisdictions of the Shares owned by the Investors, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

(e) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(f) use its reasonable efforts to list such Shares on any securities exchange or interdealer quotation system on which the shares of common stock of the Company are then listed, if the listing or quotation of such Shares is then permitted under the rules of such exchange or interdealer quotation system;

(g) if the Investors intend to dispose of their Shares through an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary and usual form, with the managing underwriter of such underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a “comfort letter” from the independent public accountants to the Company in the usual and customary form for such underwritten offering;

(h) notify the Investors, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(i) make the Company’s executive officers available for presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and

(j) upon the request of the Investors, take any and all other actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Shares so registered.

2.6 Underwritten Offering.

(a) If the proposed sale by the Investors in a Demand Registration or Shelf Registration is an underwritten offering, the Investors shall (together with the Company as provided in Section 2.5(g)), enter into an underwriting agreement in customary and usual form with the managing underwriter selected for such underwriting by the Company or selected by the Investors and approved by the Company. Each Investor hereby agrees that it may not participate in any underwritten offering hereunder unless it (i) agrees to sell its Shares on the basis provided in the underwriting agreement and (ii) completes and executes all questionnaires, powers of attorney and other documents reasonably required under the terms of the underwriting agreement or by the Company

(b) If the managing underwriter in an underwritten offering advises that the number of Shares sought to be included in such offering would create an Overhang Risk, then the number of Shares to be sold by the Investors participating in such offering shall be reduced to the number of Shares recommended by the managing underwriter, and the amount of Shares to be offered by the Investors shall be allocated pro rata among the Investors on the basis of the number of Shares owned by such Investors.

(c) The Investors may not make more than four underwritten offerings pursuant to a Demand Registration, Shelf Registration or Section 3.5. For this purpose, “underwritten offerings” do not include block purchases from the Investors by brokers or dealers without any marketing efforts by the Company or the Investors.

3.	PROVISIONS APPLICABLE TO REGISTRATION RIGHTS.

3.1 Expenses.

(a) Except as set forth in Section 3.1(b), the expenses specified in the following sentence incurred in any Shelf Registration or Demand Registration (or any attempted Shelf Registration or Demand Registration that is not consummated) of the Investors’ Shares under this Agreement shall be paid by the Investors pro rata on the basis of the number of Shares registered or attempted to be registered. The expenses referred to in the preceding sentence shall be limited to underwriters’ discounts or commissions or fees or fees of placement agents and fees and disbursements of one counsel for the Investors.

(b) All other expenses incurred in any Shelf Registration or Demand Registration (or any attempted Shelf Registration or Demand Registration that is not consummated) shall be paid by the Company, including, without limitation, (i) the expenses of its counsel, including fees and expenses related to the preparation, printing and distribution of the registration statement and the prospectus used in connection therewith and any amendment or supplement thereto, (ii) any necessary accounting expenses, including any special audits which shall be necessary to comply with governmental requirements in connection with any such registration, including the expense related to any comfort letters and (iii) expenses of complying with the securities or blue sky laws of any jurisdictions.

3.2 Indemnification. In the event the Investors’ Shares are included in a registration statement under Article 2:

(a) Indemnity by Company. Without limitation of any other indemnity provided to an Investor, to the extent permitted by law, the Company will indemnify and hold harmless each Investor, the Affiliates, officers, directors and partners of each Investor, each underwriter (as defined in the Securities Act), and each Person, if any, who controls an Investor or underwriter (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any other violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse each Investor and its Affiliates, officers, directors or partners, underwriter and controlling person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable to any Investor in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor or any Affiliate, officer, director, partner or controlling person thereof.

(b) Indemnity by Investors. In connection with any registration statement in which the Investors are participating, the Investors will furnish to the Company in writing such reasonably necessary information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation, but only to the extent that such Violation is contained in any information furnished in writing to the Company by the Investors stated to be specifically for use in such registration statement or prospectus (the furnishing of such reasonably necessary information by the Investors being a condition precedent to the Company’s obligation to cause the registration statement to become effective); provided, that the obligation to indemnify will be several and not joint with any other Person and will be limited to the net amount received by the Investor from the sale of Shares, pursuant to such registration statement.

(c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 3.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.2 only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 3.2.

(d) Contribution. If the indemnification provided for in this Section 3.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount an Investor shall be obligated to contribute pursuant to this Section 3.2(d) shall be limited to an amount equal to the proceeds to the Investor of the Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Investor has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares).

(e) Survival of Indemnity. The indemnification provided by this Section 3.2 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

3.3 Rule 144. In order to permit each Investor to sell the Shares it holds, if it so desires, from time to time pursuant to Rule 144 promulgated by the Commission or any successor to such rule or any other rule or regulation of the Commission that may at any time permit each Investor to sell its Shares to the public without registration (“Resale Rules”), the Company will:

(a) comply with all rules and regulations of the Commission applicable in connection with use of the Resale Rules;

(b) make and keep adequate and current public information available, as those terms are understood and defined in the Resale Rules, at all times;

(c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d) furnish to each Investor so long as it owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Resale Rules, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing an Investor of any rule or regulation of the Commission which permits the selling of any such Shares without registration; and

(e) take any action (including cooperating with each Investor to cause the transfer agent to remove any restrictive legend on certificates evidencing the Shares) as shall be reasonably requested by the Investor or which shall otherwise facilitate the sale of Shares from time to time by the Investor pursuant to the Resale Rules.

3.4 Investor Status and Responsibilities. Each Investor acknowledges the limitations that may be imposed upon the Investor under Section 10 of the Exchange Act and the rules and regulations thereunder in connection with the Investor’s sale or transfer of Shares and agrees to sell or transfer any such Shares only subject to any such applicable limitations.

3.5 Piggyback Registration Rights. If the Company proposes to make an underwritten offering of its common stock, the Investors shall be entitled to sell Shares in such offering subject to compliance with Sections 2.6(a), (b) and (c). The Investors may not include Shares in more than two underwritten offerings pursuant to this Section 3.5. The Company may grant other holders of its shares of common stock the right to include any or all of such holders’ shares in any registration statement filed on behalf of the Investors, subject in the case of an underwritten offering to there not being an Overhang Risk.

4.	MISCELLANEOUS.

4.1 Amendment; Termination. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto. This Agreement shall terminate when the Investors no longer own any Shares.

4.2 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to the Company, addressed as follows:

903 Calle Amanecer, Suite 100

San Clemente, California 92673

Attention: Jon D. Kline

Facsimile No.: (949) 369-4110

with a copy to:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067

Attention: Alison S. Ressler and Steven B. Stokdyk

Facsimile No.: (310) 712-8800

If to the Investors, addressed as follows:

LB 54, Suite 2400

13155 Noel Road

Dallas, Texas 75240

Attention: Patrick K. Fox

Facsimile No: (972) 934-8333

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

Unless otherwise specified, the Company may presume that any notice provided by any Investor is made on behalf of all Investors and, unless otherwise agreed by the Company, all actions and obligations of the Investors shall be jointly as a group on a pro rata basis based on the number of Shares owned by such Investors.

4.3 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Underscored references to Articles, Sections or Subsections shall refer to those portions of this Agreement.

4.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

4.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In the event that any transferee of any Investor shall acquire Shares of that Investor, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if applicable, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

4.8 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action or other right.

4.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

4.10 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

4.11 Specific Performance. Each of the parties acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other parties will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each party therefore confirms that the right of each other party hereto to specific performance of the terms of this Agreement is essential to protect the rights and interests of such parties. Accordingly, in addition to any other remedies that the parties may have at law or in equity, each party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by each other party, and shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by each other party.

4.12 Reorganization. In connection with any merger, consolidation, sale of all or substantially all of the Company’s assets, the Company will use its best efforts to take such actions, or to cause the other party to such transaction to take such actions, to ensure that the parties hereto have, immediately after consummation of such transaction, substantially the same rights in respect of such other Person or the Company, as applicable, as they may have immediately prior to consummation of such transaction in respect of the Company under this Agreement.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

SUNSTONE HOTEL INVESTORS, INC.

By:
Name:
Title:

SUNSTONE HOTEL INVESTORS, L.L.C.

By:
Name:
Title:

SUNSTONE/WB HOTEL INVESTORS IV, LLC

By:
Name:
Title:

WB HOTEL INVESTORS, LLC

By:
Name:
Title:

SUNSTONE/WB MANHATTAN BEACH, LLC

By:
Name:
Title: